Exhibit 24.1
                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George M. Winn, President and Chief Operating Officer, John R. Smith, Vice President, Treasurer, Barry L. Rowan, Vice President, Chief Financial Officer, and Douglas G. McKnight, Vice President, General Counsel and Corporate Secretary, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all Registration Statements (the "Registration Statements") on Form S-8 covering the registration under the Securities Act of 1933, as amended, of shares of common stock of Fluke Corporation (the "Common Stock"), to be offered by the Company pursuant to the Company's 1988 Incentive Stock Plan and the employee stock purchase plan, and any or all amendments (including post-effective amendments) to the Registration Statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to sign any registration statements, amendments, or other documents required to be filed with the securities authorities of any state or other jurisdiction, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



Signature                        Title                        Date

/s/ William G. Parzybok, Jr.     Chairman of the Board        August 26, 1994
William G. Parzybok, Jr.         Chief Executive Officer

/s/ George M. Winn               President, Chief Operating   August 26, 1994
George M. Winn                   Officer and Director

/s/ Barry L. Rowan               Vice President, Chief        August 26, 1994
Barry L. Rowan                   Financial Officer

/s/ John R. Smith                Vice President, Treasurer    August 26, 1994
John R. Smith

/s/ J. Peter Bingham             Director                     August 15, 1994
J. Peter Bingham

/s/ Philip M. Condit             Director                     August 11, 1994
Philip M. Condit

/s/ John D. Durbin               Director                     August 15, 1994
John D. Durbin

/s/ David L. Fluke               Director                     August 15, 1994
David L. Fluke

/s/ John M. Fluke, Jr.           Director                     August 15, 1994
John M. Fluke, Jr.

/s/ Robert S. Miller, Jr.        Director                     August 13, 1994
Robert S. Miller, Jr.

/s/ David S. Potter              Director                     August 15, 1994
David S. Potter

/s/ N. Stewart Rogers            Director                     August 12, 1994
N. Stewart Rogers

/s/ Stephen C. Tumminello        Director                     August 15, 1994
Stephen C. Tumminello

/s/ James E. Warjone             Director                     August 24, 1994
James E. Warjone